EXHIBIT 4.40

AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT

THIS AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT (this “Amendment”) is made and dated as of the 19th day of December, 2006, by and among the undersigned current holders of certain Notes issued under the Amended and Restated Note Purchase Agreement referred to in Recital A below, JOHN HANCOCK LIFE INSURANCE COMPANY as collateral agent for the Noteholders (in such capacity, the “Collateral Agent”), and UNIFIED WESTERN GROCERS, INC., a California corporation (the “Company”).

RECITALS

A.    Pursuant to that certain Amended and Restated Note Purchase Agreement dated as of January 3, 2006, by and among the Company, the Collateral Agent and the Purchasers named therein (as amended hereby and as further amended, extended and replaced from time to time, the “Note Purchase Agreement,” and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Note Purchase Agreement), the Company issued the Notes and the Purchasers purchased the same on the terms and conditions set forth therein.

B.    The Company desires to make a one-time Distribution in respect of Class E shares of the Company, which Distribution would not be permitted under section 8.6(f) of the Note Purchase Agreement, and has requested that the Collateral Agent and Noteholders consent to such Distribution. In addition, the Company desires to amend the definition of “Consolidated Tangible Net Worth” in the Note Purchase Agreement. The Collateral Agent and the Noteholders have agreed to such waiver and amendment, subject to terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.    Consent.    The Collateral Agent and the Noteholders hereby consent to the Company’s payment of cash distributions in respect of Class E shares of the Company (the “Permitted Distribution”), provided that (a) the aggregate amount of the Permitted Distribution shall not exceed $1,000,000.00, and (b) both before and as a result of the Permitted Distribution, no Default or Event of Default shall exist under the Note Purchase Agreement,. The Company acknowledges and agrees that such consent is given on a one-time basis and that nothing contained herein shall in any manner or to any extent constitute an agreement by the Collateral Agent or the Noteholders to consent to any other Distribution.

2.    Amendment of Note Purchase Agreement.    The definition of “Consolidated Tangible Net Worth” in the Glossary to the Note Purchase Agreement is amended by adding the following subsection (i):

(i)    plus any consolidated accumulated other comprehensive loss or minus any consolidated accumulated other comprehensive earnings (in each case to the extent that such loss or earnings result from the application of FASB Statement No. 158 and as determined for the Company and its consolidated Subsidiaries in accordance with generally accepted accounting principles).

3.    Amendment Effective Date.    Upon delivery of a copy of this Amendment duly executed by the Company, the Subsidiary Guarantors, the Collateral Agent and the Required Noteholders, this Amendment shall be effective as of the day and year first above written (the “Amendment Effective Date”).

4.    Reaffirmation of Debt Documents.    The Company hereby affirms and agrees that: (a) its execution and delivery of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations or the rights of the Collateral Agent or the Noteholders under the Note Purchase Agreement and the other Debt Documents, except as expressly set forth herein, (b) to the extent not expressly amended hereby, the Note Purchase Agreement and the other Debt Documents remain in full force and effect, and (c) the Security Documents continue to constitute a first priority perfected Lien upon the Real Property and the Personal Property as to the Obligations of the Company under the Note Purchase Agreement as amended hereby, subject in each case to any Liens or other matters expressly permitted by the Note Purchase Agreement.

5.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6.    Representations and Warranties.    The Company and each Subsidiary Guarantor, by executing this Amendment as provided below, each hereby represents and warrants to the Collateral Agent and the Noteholders as follows:

(a)    It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c)    At and as of the date hereof, there has not occurred any Default or Event of Default.

(d)    It has no existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Debt Documents or against the Collateral Agent or any of the Noteholders, whether arising out of the Debt Documents or otherwise.

7.    Consent of Subsidiary Guarantors.    Each Subsidiary Guarantor, by acknowledging and agreeing to this Amendment as provided below, hereby consents to this Amendment, and agrees that (a) the execution and delivery by the Company of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of such Subsidiary Guarantor or the rights of Noteholders under any provisions of the Subsidiary Guaranties, and (b) the Subsidiary Guaranties remain in full force and effect, and such Subsidiary Guarantor has no defenses or offsets to any of its obligations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

UNIFIED WESTERN GROCERS, INC., a California corporation

By:	/s/ CHRISTINE NEAL
Name	CHRISTINE NEAL
Title	VICE PRESIDENT – TREASURER

GROCERS DEVELOPMENT CENTER, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ CHRISTINE NEAL
Name	CHRISTINE NEAL
Title	VICE PRESIDENT – TREASURER

CROWN GROCERS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ CHRISTINE NEAL
Name	CHRISTINE NEAL
Title	VICE PRESIDENT – TREASURER

SAV MAX FOODS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ CHRISTINE NEAL
Name	CHRISTINE NEAL
Title	VICE PRESIDENT – TREASURER

MARKET CENTRE (formerly known as GROCERS SPECIALTY COMPANY, a California corporation), as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ CHRISTINE NEAL
Name	CHRISTINE NEAL
Title	VICE PRESIDENT – TREASURER

JOHN HANCOCK LIFE INSURANCE COMPANY, as Collateral Agent and as a Noteholder

By:
Michael L. Short
Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as a Noteholder

By:
Michael L. Short
Authorized Signatory

JOHN HANCOCK REASSURANCE COMPANY LTD., as a Noteholder

By:
Michael L. Short
Authorized Signatory

SIGNATURE 3 LIMITED, as a Noteholder By: John Hancock Life Insurance Company, as Portfolio Advisor

By:
Michael L. Short
Managing Director

MARKET CENTRE (formerly known as GROCERS SPECIALTY COMPANY, a California corporation), as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:
Name
Title

JOHN HANCOCK LIFE INSURANCE COMPANY, as Collateral Agent and as a Noteholder

By:	/s/ MICHAEL L. SHORT
Michael L. Short
Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as a Noteholder

By:	/s/ MICHAEL L. SHORT
Michael L. Short
Authorized Signatory

JOHN HANCOCK REASSURANCE COMPANY LTD., as a Noteholder

By:	/s/ MICHAEL L. SHORT
Michael L. Short
Authorized Signatory

SIGNATURE 3 LIMITED, as a Noteholder By: John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ MICHAEL L. SHORT
Michael L. Short
Managing Director

SIGNATURE 6 LIMITED, as a Noteholder By: John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ MICHAEL L. SHORT
Michael L. Short
Managing Director

JPMORGAN CHASE BANK, as Directed Trustee for the AT&T Long-Term Investment Trust, as a Noteholder

By:
Name:
Title:

SIGNATURE 6 LIMITED, as a Noteholder By: John Hancock Life Insurance Company, as Portfolio Advisor

By:
Michael L. Short
Managing Director

JPMORGAN CHASE BANK, as Directed Trustee for the AT&T Long-Term Investment Trust, as a Noteholder

By:	/s/ PETER OWEN
Name:	Peter Owen
Title:	Vice President